As filed with the Securities and Exchange Commission on August 22, 2001

                                                Registration No. _______________

--------------------------------------------------------------------------------




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -----------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                         -----------------------------

                               MET-PRO CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                          23-1683282
  (State or Other Jurisdiction                             (I.R.S. Employer
of Incorporation or Organization)                          Identification No.)

                               Met-Pro Corporation
                         160 Cassell Road, P.O. Box 144
                        Harleysville, Pennsylvania 19438
                                 (215) 723-6751
   (Address, including Zip Code, of Registrant's Principal Executive Offices)
                         -----------------------------

               MET-PRO CORPORATION YEAR 2001 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                         -----------------------------

                                William L. Kacin
                 Chairman, Chief Executive Officer and President
                         160 Cassell Road, P.O. Box 144
                        Harleysville, Pennsylvania 19438
                                 (215) 723-6751
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         -----------------------------

                                   Copies to:

Jeffrey H. Nicholas, Esquire                   Gary J. Morgan, Secretary
Fox, Rothschild, O'Brien & Frankel, LLP        Met-Pro Corporation
997 Lenox Drive                                160 Cassell Road, P.O. Box 144
Lawrenceville, New Jersey  08648               Harleysville, Pennsylvania  19438

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                          Proposed maximum      Proposed maximum         Amount of
 Title of securities to be             Amount to be      offering price per    aggregate offering    registration fee
 registered                             registered             share                  price                 (1)
----------------------------------------------------------------------------------------------------------------------
     Common Stock,
     $0.10 par value                 350,000 shares(2)        $13.22               4,627,000           $1,156.75
----------------------------------------------------------------------------------------------------------------------

TOTAL REGISTRATION FEE                                                                                 $1,156.75
                                                                                                       ---------------

(1) Estimated in accordance with Rule 457(h) under the Securities Acts of 1933, as amended (the "Securities Act"), solely for purposes of calculating the registration fee and based upon the average of the high and low sales prices of the Common Stock as reported on the New York Stock Exchange on August 20, 2001.

(2) There are also being registered an indeterminate number of additional shares of Common Stock as may be required by the anti-dilution provisions of the Year 2001 Equity Incentive Plan.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Information required by Part I of Form S-8 shall be included in documents to be furnished to participants in the Company's Year 2001 Equity Incentive Plan pursuant to Rule 428(b)(1)(i) of the Securities Act.


                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     We hereby incorporate by reference into this registration statement the following documents and information that we have earlier heretofore filed with the Securities and Exchange Commission ("SEC"):

     (1) Our Annual Report on Form 10-K for our year ended January 31, 2001 filed with the SEC on May 4, 2001;

     (2) The Definitive Proxy Statement that we filed with the SEC on May 14, 2001;

     (3) Our Quarterly Report on Form 10-Q for the quarter ended April 30, 2001 filed with the SEC on June 5, 2001;

     (4) The description of the Company's Common Stock contained in our Registration Statement on Form 8-A that we filed with the SEC on June 12, 1998;

     (5) The description of the Company's Rights to purchase Common Stock contained in our Registration Statement on Form 8-A that we filed with the SEC on January 7, 2000; and

     (6) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (1) above.

     In addition, we hereby incorporate by reference into this registration statement all documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold. Each document that is so incorporated by reference shall be deemed to be a part of this registration statement from the date of the filing of such document with the SEC.


Item 4.  Description of Securities.

         Not Applicable


Item 5.  Interest of Named Experts and Counsel.


         Not Applicable


Item 6.  Indemnification of Directors and Officers.


     Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change the directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

     Section 145 of the Delaware General Corporate Law provides generally that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against certain expenses, judgments, fines, settlements, and other amounts under certain circumstances.

     The Company's By-laws provide for indemnification to the full extent permitted by the Delaware General Corporation Law. These indemnification provisions may be sufficiently broad to permit indemnification of the Company's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.


Item 7.  Exemption from Registration Claimed.

      Not applicable.


Item 8. Exhibits.


          Exhibit Number                          Description
----------------------------------  ---------------------------------------------------------------
             4                      Year 2001 Equity Incentive Plan (1)

             5                      Opinion of Fox, Rothschild, O'Brien & Frankel, LLP

            23.1                    Consent of Margolis & Company, P.C.

            23.2                    Consent of Fox, Rothschild, O'Brien & Frankel, LLP (see Ex. 5)

            24                      Power of attorney (filed with signature pages)

(1) Incorporated by reference to Exhibit A of the Definitive Proxy Statement filed with the SEC on May 14, 2001 for our June 20, 2001 Annual Meeting of Stockholders.


Item 9.  Undertakings.


     A.   We hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. We hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange

          Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 ) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering therein.


     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered in this registration statement, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


         According to the requirements of the Securities Act of 1933, Met-Pro Corporation hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Harleysville, Commonwealth of Pennsylvania, on the 22nd day of August, 2001.

                                                   MET-PRO CORPORATION



                             By:  /s/ William L. Kacin
                             ---------------------------------------------------
                             William L. Kacin, Chairman, Chief Executive Officer and President




     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William L. Kacin and Gary J. Morgan, and each of them individually, his true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                         Title                                Date
By: /s/ William L. Kacin                          Chairman, Chief Executive Officer and        August 22, 2001
   ---------------------------------
   William L. Kacin                              President [principal executive officer]

By: /s/ Gary J. Morgan                                  Vice President - Finance,              August 22, 2001
   ---------------------------------           Secretary, Treasurer and Director [principal
   Gary J. Morgan                                  financial and accounting officer]

By: /s/ Nicholas DeBenedictis                                   Director                       August 22, 2001
   ---------------------------------
   Nicholas DeBenedictis

                 Signature                                         Title                                Date
By: /s/ Alan Lawley                                             Director                       August 22, 2001
   ---------------------------------
   Alan Lawley

By: /s/ Michael J. Morris                                       Director                       August 22, 2001
   ---------------------------------
   Michael J. Morris

By: /s/ Jeffrey H. Nicholas                                     Director                       August 22, 2001
   ---------------------------------
   Jeffrey H. Nicholas

                                  EXHIBIT INDEX



        Exhibit Number                                           Description
      ------------------            -----------------------------------------------------------------
             4                      Year 2001 Equity Incentive Plan (1)
             5                      Opinion and Consent of Fox, Rothschild, O'Brien & Frankel, LLP
            23.1                    Consent of Margolis & Company, P.C.
            23.2                    Consent of Fox, Rothschild, O'Brien & Frankel, LLP (see Ex. 5)
            24                      Power of attorney (filed with signature pages)

(1) Incorporated by reference to Exhibit A to the Definitive Proxy Statement filed with the SEC on May 14, 2001 for our June 20, 2001 Annual Meeting of Stockholders.